EXHIBIT 10.6

MIGNONE, DANIEL	ID#’S 10021646
100021669

GENERAL AGENCY AGREEMENT

THIS AGREEMENT is made and entered into on the date indicated on the signature page of this agreement (“Effective Date”) by and between PATRIOT HEALTH, INC., a Delaware corporation with administrative offices at 160 Eileen Way, Syosset, NY 11791, (hereafter “Company”), end the General Agent, Daniel Mignone (hereafter “GA”) indicated on the signature page of this agreement.  Located at 1489 W. Palmetto Park Rd., Boca Raton, Phone Number 561-756-8680, Fax number: 561-756-8667, Email Address statewideinsurance123@gmail.com.

WITNESSETH:

1.

Independent Contractor/Authority. GA is an independent contractor and in carrying out the functions designated in this Agreement shall at all times be an independent contractor. Nothing contained herein shall be construed to create the relation of employer and employee between the Company and GA. Within the territory designated as set forth in Exhibit “A” (hereinafter, the “Territory”), GA shall be free to market and sell the Plans that are set forth in Exhibit “A” (hereinafter, the “Plans”) at such times and places as GA may select within the Territory end subject to terms and conditions of this Agreement, The term “GA” shall also include any employees or Agents which the GA utilizes under this agreement.

2.

Appointment. The Company hereby appoints the GA for the purpose of procuring, soliciting and marketing the Plans by any means approved by the Company herein.

2.1

The appointment is for a one (1) year period (the “Term”) and will commence on the Effective Date the “Effective Date”). Unless terminated pursuant to Section, 6, this Agreement will automatically renew for additional periods of one (1) year (“Renewal Term”).

2.2

The GA shall be licensed and legally capable of marketing the Plans.

2.3

The GA shall provide alt information requested in Exhibit “B” prior to execution of Agreement by Company,

3.

Plan Series by GA: The revenue from any and all sales of the Plans procured by the GA will be submitted by than directly to the Company within 14 days of the sale if GA receives such revenue.

4.

Compensation. The GA shall be entitled to receive as compensation a commission based on revenue from sates of the Plans collected and received by the Company pursuant to this Agreement at rates as set forth in the established commission schedules noted on Exhibit “A” attached hereto and incorporated herein by reference, The Company's commission schedule may be amended from time to time at Company discretion. The Company shall pay all commissions to the GA directly and only in states where GA is licensed. Upon termination of this Agreement for cause by Company, the obligation to pay compensation to GA shall terminate.

5.

Limitations on Gas Authority. The Company shall supply to GA any approved marketing materials about the Plans, The GA is not authorized to alter or modify the Company's approved marketing materials or any policy forms if the Plan is an insured plan, GA may use any other marketing materials about the Plans but only with the Company's advanced written approval. The GA shall not use any trademark or Logo of the Company or any or the Company's clients without advanced written approval of the Company. The GA may not interpose its Logo or trademarks on any of the Company's approved marketing materials without advanced written approval of the Company. The GA may not waive, forfeit, grant permits, name special rates or bind the Company in any way other than as set forth in this Agreement. The GA shall have no authority other than as herein expressly stated in this Agreement. GA shall not misrepresent any details of; 1) the plans, terms and conditions, limitations and exclusions and 2) the available territories; both of which are represented in the most current Company marketing, fulfillment and web enrollment site materials. GA shall only sell, market and solicit by means of face to face sales or web based sales using Company enrollment site.

6.

Termination. Either Party may terminate this Agreement, of effective immediately on the date of mailing of the written notice of termination to the other Party, for the following causes (hereinafter, “Termination for Cause”):

a.

The failure of the other Party to cure any material breech of this Agreement committed by Such Party within thirty (30) days after written notice of the breach has been mailed to the terminating Party;

b.

The filing of a voluntary or involuntary bankruptcy petition involving the other party, or the appointment of a receiver, conservator, supervisors, or similar official concerning the other Party;

c.

The assignment by the other Party of all or substantially all of its assets for the benefit of its creditors; or

d.

The inability of the other Party to pay its debts as they become due.

e.

Fraud or material misrepresentations by a Party.

f.

Criminal convictions or judgments against a Party relating to truthfulness and veracity.

7.

GA Expenses. While this Agreement is in force, GA shall bear all expenses incurred in performance of this Agreements and such other expenses as herein provided. Its sole compensation shall be the compensation as set thrill in Section 4 of this Agreement.

8.

GA's Indebtedness. Any indebtedness of GA to the Company shall be a first lien on any commissions or renewal commissions or compensation due or to become due to the GA. Such indebtedness may be offset against commissions/compensation accrued or to accrue to GA.

9.

Refund of Compensation/Commissions, If the GA collects revenue from sales of the Plans, GA shall make refunds within five days of request, If any such revenue shall be refunded by the Company for any reason or cause, GA shall be required to refund to the Company commissions/compensation previously paid or payable to them by the Company with respect to such refunded revenue, Company nay deduct any such commissions/compensation from any future compensation payable to GA.

10.

Company Records and Supplies, Upon termination of this Agreement, all monies belonging to the Company shall be immediately turned over to it by GA and all books, equipment and records pertaining to the Company, materials and supplies provided pursuant to this Agreement shall remain the property of the Company and shall be surrendered and delivered to the Company.

11.

Termination for Cause. In the event of termination for cause by Company, all Plan holders shall be and remain the exclusive clients and property of the Company (hereinafter, Company's Clients”). Upon termination of this Agreement for cause by Company, GA shall be prohibited from selling any similar benefit plans to the Company's Clients for a period of 12 months after the effective date of termination of this Agreement. Violation of this provision shall subject the GA to liability for breach of this Agreement and liability based upon interference of a business relationship and other civil liability. As such, GA understands and agrees that breach of this Section will result in damages to the Company and the Company may file civil action against the GA in equity or at law. This section shall survive the termination of this Agreement.

12.

Customer Complaints. Except as otherwise agreed by the Parties in writing, all customer or regulatory complaints, lawsuits or possible claims against the Company or GA shall be forwarded to the Company within five (5) business days of notice by GA, GA shall not have any authority tip negotiate, settle, make representations, or pay any claims arising at of any dispute, complaint or complaint by a customer or regulator about the Plans under this Agreement.

13.

Non-Assignability. No assignment, transfer` or disposal of any interest that GA may have, in this Agreement or business secured by it hereunder shall be made at any time without the prior consent in writing of the Company except in the event of death of GA in which ease this agreement will be assigned to the legal beneficiary only if such beneficiary holds required licenses if applicable.

14.

Entire Agreement; This Agreement constitutes the entire Agreement between GA and the Company relating to the subject matter hereof and supersedes any prior agreements relating thereto, wiled-soli written or oral.

15.

Non-Exclusivity. During the term of this Agreement, GA right to market and sell the Plans in the Territory shall be NON-;EXCLUSIVE. Nothing herein shall prohibit, restrict, or limit the ability of the Company to enter into other Agency and Marketing Agreements with other GAs to soli the Plan or for the Company to sell the Plan direct.

16.

Applicable Law, This Agreement shall be governed by and construed in accordance with the taws of New York.

17.

Right to reject Applications, The Company reserves the right to reject any plans sold by the GA without specifying any reason therefor.

18.

Compliance with Law. GA shall comply with any and all federal laws and state laws and regulations in the Territory governing the transactions authorized by this Agreement.

19.

Licensing. Where applicable GA shall obtain and maintain in good standing all necessary licenses, permits, and other governmental authorizations if required of GA and sub-GAs in the Territory where the Plans are sold.

20.

Indemnification.

20.1

GA shall indemnify, defend, and hold harmless the Company from and against any and all damages, claims, liabilities, judgments, awards, penalties, fines, and expenses, including but not limited to reasonable attorneys' fees, court costs, punitive damages, and exemplary damages, resulting from or arising out of

a.

GA's material breach of any term, representation, warranty, or covenant set forth in this Agreement;

b.

any act, error, emission committed by CA causing loss to an insured or any other third party in connection with the business conducted pursuant to this Agreement;

c.

any claim made against the Company by any of GA's employees or third parties for commissions or other compensation relating to the business conducted under this Agreement;

20.2

The Company shall indemnify, defend, and hold harmless the GA from and Against any and all damages, claims, liabilities, judgments, awards, penalties, fines, and expenses, including but not limited to reasonable attorneys' fees, court costs, punitive damages, and exemplary damages, resulting from or arising out of:

a.

the Company's material breach of any term, representation, warranty, or covenant set forth in this Agreement;

b.

any act, error, omission committed by the Company or employees, and causing loss to an insured or any other third party in connection with the business conducted pursuant to this Agreement; and

20.3

Notwithstanding the indemnification obligations set forth above, neither Party shall be obligated to indemnify the other with respect to, and to the extent of, any loss caused, contributed to, or compounded by the other Party.

20.4

The obligations herein of the Parties to indemnify each other shall survive the termination of this Agreement.

21.

Several Provisions. If and in the event any portion of this Agreement is void or voidable, such provision shall not affect the balance of this Agreement which shall remain fully enforceable as if said void or voidable provision had been deleted by mutual consent of the parties.

22.

Captions. Captions contained in this contract are for purposes of convenience and shall not be construed as limiting or expanding the text hereof.

23.

Modification by Writing. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver by either party of a breech or a default shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature.

24.

Notices. All notices of any kind to be served or delivered under the terms of this contract are to be transmitted via U.S. certified mail, postage prepaid, return receipt requested, addressed to the applicable party's last known address.

IN WITNESS WHEREOF the Parties have caused titis Agreement to be executed effective on the Effective Date.

PATRIOT HEALTH, INC.

GA:  DANIEL R. MIGNONE

Signature: /s/ Tracy Bouyandos

Signature: Daniel Mignone

Printed Name: Tracy Bouyandos

Printed Name: Daniel R. Mignone

Title:  President

Title: Operations Officer

Date:  11/14/11

Date:  10/25/11

Tax ID (REQUIRED): 45-2752671

Please attached copies of your license in all states where available and a copy of your most recent
E & Q Certificate.

EXHIBIT “A” – THE PLANS, TERRITORIES and COMPENSATION

Plans Description:  The Plan is described as follows:

1.

UCAA membership including but not limited to Group Limited Medical Insurance Policy issued by Fairmont Specialty Croup Insurance Company

2.

GA to determine split on commission by ease between CIA and Agent(s)

3.

Territories are determined by Carrier state availability.

Silver 250 Plan

Monthly Retail

Individual $199.90

Individual Plus One: $379.90

Family: $ 499.90

$30.00 of above retail rates is non-commissionable

Monthly Retail Commission to be 37%

Enrollment Fee $135.00

Enrollment Fee Commission to be 70%

Gold 250

Monthly Retail

Individual $199.90

Individual Plus One: $379.90

Family: $ 499.90

$30.00 of above retail rates is non-commissionable

Monthly Retail Commission to be 37%

Enrollment Fee $135.00

Enrollment Fee Commission to be 70%

Platinum 250

Monthly Retail

Individual $199.90

individual Plus One: $379.90

Family: $ 499.90

$30.00 of above retail rates is non-commissionable

Monthly Retail Commission to be 37%

Enrollment Fee $135.00

Enrollment Fee Commission to be 70%

Gold Max 250

Monthly Retail

Individual $229,90

Individual Plus One: $439,90

Family: $ 559.90

$30.00 of above retail rates is non-commissionable

Monthly Retail Commission to be 37%

Enrollment Fee $135.00

Enrollment Fee Commission to be 70%

Platinum Max 250

Monthly Retail

Individual $229.90

Individual Pius One: $439.90

Family: $ 559.90

$30.00 of above .retail rates is non-commissionable

Monthly Retail Commission to be 37%

Enrollment Fee $135.00

Enrollment Fee Commission to be 70%

Silver 1000

Monthly Retail

Individual $299.90

Individual Pius One: $529.90

Family: $ 729.90

$30.00 of shove retail rates is non-commissionable

Monthly Retail Commission to be 37%

Enrollment Fee $135.00

Enrollment Fee Commission to be 70%

Gold 1000

Monthly Retail

Individual $299.90

Individual Plus One: $529.90

Family: $ 729.90

$30.00 of above retail rates is non-commissionable

Monthly Retail Commission to be 37%

Enrollment Fee $135.00

Enrollment Fee Commission to be 70%